Exhibit 5.1

[SMITH, GAMBRELL & RUSSELL, LLP LETTERHEAD]

October 23, 2008

Board of Directors

Touchmark Bancshares, Inc.

3740 Davinci Court, Suite 150

Norcross, Georgia 30092

RE:	Registration Statement on Form S-8 for 2008 Stock Incentive Plan

Ladies and Gentlemen:

We have acted as counsel to Touchmark Bancshares, Inc. (the “Company”) in connection with the preparation and filing of a Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 (the “Act”), covering the offering of up to 191,000 shares (the “Shares”) of the Company’s common stock which may be issued by the Company pursuant to the exercise of stock options, or as restricted stock, in either case, granted under the Touchmark Bancshares, Inc. 2008 Stock Incentive Plan. This opinion is furnished pursuant to the requirement of Item 601(b)(5) of Regulation S-K under the Act.

We have examined corporate records, certificates of public officials, and other documents and records as we have deemed necessary for purposes of this opinion. In our examination, we have assumed the completeness and authenticity of any document submitted to us as an original, the completeness and conformity to the originals of any document submitted to us as a copy, the authenticity of the originals of such copies, the genuineness of all signatures, and the legal capacity and mental competence of natural persons.

Based on the foregoing, we are of the opinion that the Shares, when issued and delivered as described in the Registration Statement, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Registration Statement, including the prospectus constituting a part thereof. The consent shall not be deemed to be an admission that this firm is within the category of persons whose consent is required under Section 7 of the Act or the regulations promulgated pursuant to the Act.

Very truly yours,

SMITH, GAMBRELL & RUSSELL, LLP

By:	/s/ Robert C. Schwartz